UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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RED HAT, INC.

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The following communication was circulated to the managers of Red Hat, Inc.:

Managers,

As managers, our associates look to us to provide information and context about important events. Therefore, we want you to be prepared for the questions from, and conversations with, associates that we’re sure you’ll be having about today’s news that Red Hat is joining forces with IBM. To do that, we’ve pulled together some information and key points for you.

First, please make sure you have read other key communications:

-	Read the press release: [Filed Separately]

-	Read a blog from Paul: [Filed Separately]

-	Read the internal Red Hat FAQ: [Filed Separately]

Please encourage your associates to also read those materials and to attend the town halls and all-hands meetings that we have scheduled. We’ll be adding more opportunities to connect, and will be communicating those and sending invitations as they’re scheduled. Following is the current schedule, including a reminder on the already scheduled upcoming manager meetings:

-	Oct. 29:

-	Global all-hands (10 a.m. ET, 2 p.m. UTC)- Raleigh, Westford, BlueJeans

-

Note the request to submit questions ahead of the meeting and encourage your teams to do this. If one associate has a question, chances are others will too. The team will do its best to answer as many questions as possible during the town hall and to answer others they cannot get to after the fact.

-	Oct. 29:

-	Global all-hands (10 a.m. ET, 2 p.m. UTC)- Raleigh, Westford, BlueJeans

-	Oct. 30:

-	Services all-hands call (7 a.m. ET, 11 a.m. UTC)

-	APAC all-hands call (8:30 a.m. ET, 12:30 p.m. UTC)

-	People Team all hands (9 a.m. ET, 1 p.m. UTC)

-	EMEA all-hands call (10 a.m. ET, 2 p.m. UTC)

-	Global Marketing all-hands (10 a.m. ET, 2 p.m. UTC)

-	North America Public Sector all-hands (11:30 a.m. ET)

-	North America Commercial all-hands (1 p.m. ET)

-	LATAM all-hands (3 p.m. ET, 7 p.m. UTC)

-	Sales and Services Global Teams all-hands (4:30 p.m. ET, 8:30 p.m. UTC)

-	Nov. 1: RDU-based PNT all-hands (10 a.m. ET)

•	Nov. 1 or 2: Bangalore all-hands (date to be announced)

•	Nov. 5: Munich all-hands (time to be announced)

•	Nov. 6:

•	Brno all-hands (10 a.m. CET, 9 a.m. UTC)

•	U.S./EMEA manager meeting (10 a.m. ET, 3 p.m. UTC)

•	APAC manager meeting (10:30 p.m. ET)

•	Nov. 8: Singapore all-hands (time to be announced)

•	Nov. 9-12 Tel Aviv all-hands (date to be announced)

•	Nov. 13: Ra’anana all-hands (3 p.m. IDT, 1 p.m. UTC)

We know that all associates - including you - are experiencing a range of emotions with this news. We’re committed to supporting you through this change and to share as much information as possible as soon as we’re able. Again, we are very early in a process that is expected to take months, so there is much we do not yet know.

Following are some key messages to help guide your conversations:

WHY is IBM acquiring Red Hat?

IBM is transforming itself for the future and we are the key ingredient. IBM, perhaps more than any other FORTUNE 500 company, has transformed itself over the decades. IBM believes in the next 2-3 years, customers are going to make wide-sweeping decisions on their future IT platforms. As such, they believe that today is the time to build the strongest technology platform possible. They have scale, resources and customer reach. We have the culture, talent and leading open source offerings. By putting its scale and breadth behind Red Hat IBM transforming its company to the hybrid cloud.

The reason IBM is making this investment is *because of* our leadership and innovation both in the open source community and in the market. Nothing changes about Red Hat’s commitment or investment in open source communities and innovation. If anything, once the acquisition is complete, we believe Red Hat will be better able to scale and accelerate our efforts in these areas.

Our culture is incredibly valuable to them. The things that make us Red Hat will be retained. This is critical for both IBM and Red Hat, which is why we will be structured as an independent, standalone unit at IBM. If anything, we believe their hope is that Red Hat will help IBM transform its own culture and norms by learning from us.

WHAT changes at Red Hat?

This question perhaps should have been worded “What *doesn’t* change at Red Hat?” because we expect very little of our day-to-day to change. Instead, we will continue doing what makes Red Hat great but with the scale and breadth of a company like IBM behind us. Especially until the acquisition closes, it is important that we help our teams focus on business as usual - because it truly is. After it closes, we expect to find new ways to work together to scale and accelerate our business.

Our mission is unchanged. Red Hat’s core product strategy of the three pillars (hybrid cloud infrastructure, cloud-native app platforms, and management and automation) is not only intact but with this announcement can be accelerated.

Our focus on doing this the open source way is also unchanged and we will preserve our open organization culture.

Our leadership structure is unchanged. Red Hat will continue to be led by Jim and our current management team. Jim will also join IBM’s senior management team and report to Ginni Rometty, IBM’s CEO.

Red Hat’s headquarters, facilities, brands and practices are unchanged. Via our independent structure, we’ll be retaining what makes us great.

This also means that we believe there will be even more career development opportunities for associates by becoming part of a larger organization.

Important Additional Information and Where to Find It

In connection with the proposed merger, Red Hat, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.redhat.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 100 East Davie Street, Raleigh, North Carolina 27601, or by calling (919) 754-3700.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on June 25, 2018, and its Annual Report on Form 10-K for the fiscal year ended February 28, 2018, which was filed with the SEC on April 26, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.redhat.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended February 28, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.